COHEN                   Cohen Fund Audit Services, Ltd.   440.835.8500
FUND AUDIT SERVICES           800 Westpoint Pkwy., Suite 1100   440.835.1093 FAX
                              Westlake, OH  44145-1524

                              WWW.COHENFUND.COM




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


As the independent registered public accounting firm, we hereby consent to the use of our report incorporated by reference herein dated October 20, 2008 on the financial statements of the Monteagle Funds, comprising Monteagle Fixed Income Fund, Monteagle Quality Growth Fund, Monteagle Large Cap Fund, Monteagle Select Value Fund and Monteagle Value Fund as of August 31, 2007 and for the periods indicated therein and to all references to our firm in the Prospectuses and the Statement of Additional Information in this Post-Effective Amendment to the Monteagle Funds Registration Statement on Form N-1A.


/s/ Cohen Fund Audit Services, Ltd.

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
December 29, 2008








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BAKER TILLY
INTERNATIONAL      Registered with the Public Company Accounting Oversight Board